UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 7. Financial Statements and Exhibits

     (C)  Exhibits.

The following exhibit is filed as part of this report: 99.1. Press Release of the Registrant, dated April 21, 2003.

Item 9. Regulation FD Disclosure.

     On April 21, 2003, Montpelier Re Holdings Ltd. issued a press release announcing expected first quarter 2003 diluted earnings per share amounts. The press release has been attached as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

April 21, 2003	By:/s/ Neil McConachie

Date	Name: Neil McConachie Title: Financial Controller and Treasurer (chief accounting officer)

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of the Registrant dated as of April 21, 2003.